Exhibit 5.20

CONSENT OF MARK JORGENSEN

The undersigned hereby consents to (i) the references to, and the information derived from, mineral reserve and mineral resource data of Pershing Gold, and scientific or technical information relating to mineral projects on properties material to Pershing Gold and to (ii) the references to the undersigned’s name, included in or incorporated by reference in the Registration Statement on Form F-10 being filed by Americas Silver Corporation.

            /s/ Mark Jorgensen

Mark Jorgensen

Dated February 1, 2019